Long Blockchain Corp. Announces Minority Investment in Stater Blockchain, UK-focused Developer of Blockchain Solutions for the Global Financial Markets

- Operates Stater Global Markets, an FCA-Regulated Prime-of-Prime Brokerage in the UK -

- Stater Investing in Blockchain Technology and Digital Cryptocurrency Solutions –

- Long Blockchain and Stater to Exchange Board Seats -

Farmingdale, NY (March 20, 2018) — Long Blockchain Corp. (Nasdaq: LBCC) (“Long Blockchain” or the “Company”) today announced that it has closed on a strategic investment in Stater Blockchain Limited (“Stater”), a technology company focused on developing and deploying globally scalable blockchain technology solutions in the financial markets. Stater’s wholly-owned subsidiary, Stater Global Markets, is a Financial Conduct Authority (FCA) regulated brokerage that facilitates market access across multiple instruments including spot FX, exchange traded futures and contracts for difference (CFDs).

“As previously announced, we had been in discussions to merge with Stater. As the expiration date of the letter of intent approached, both parties agreed that a minority investment with dual board representation would allow us to immediately formalize our partnership while maintaining our respective autonomy,” stated Shamyl Malik, Chief Executive Officer of Long Blockchain. “We are pleased to announce this strategic investment, which further demonstrates our shared commitment to building blockchain technologies.”

Ramy Soliman, Chief Executive Officer of Stater Blockchain, added, “We aim to provide value for shareholders through blockchain solutions, as well as a regulated institutional brokerage through Stater Global Markets. We believe this combination of fintech and brokerage is a compelling value proposition and we look forward to working with Long Blockchain to leverage our collective expertise.”

Under the terms of the agreement, Long Blockchain will acquire 9.9% of Stater in exchange for 9.9% of LBCC common stock. In conjunction with the closing of the transaction, Mr. Soliman has been appointed as a director of Long Blockchain and Mr. Malik has been appointed as a director of Stater. The Company’s previously announced letter-of-intent with Stater terminated on March 17, 2018. The parties may still seek to consummate a more comprehensive transaction together in the future subject to regulatory approvals, although there is no assurance that one will be agreed upon.

About Long Blockchain Corp.

Long Blockchain Corp. (formerly Long Island Iced Tea Corp.) is focused on developing and investing in globally scalable blockchain technology solutions. It is dedicated to becoming a significant participant in the evolution of blockchain technology that creates long term value for its shareholders and the global community by investing in and developing businesses that are “on-chain”. Blockchain technology is fundamentally changing the way people and businesses transact, and the Company will strive to be at the forefront of this dynamic industry, actively pursuing opportunities. Its wholly-owned subsidiary Long Island Brand Beverages, LLC operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’.

About Stater Blockchain Limited

Stater Blockchain aims to be the global market leader in blockchain technology solutions for the financial markets. The organization focuses on developing and deploying innovative and scalable distributed ledger technology solutions for the financial services sector. Stater Blockchain owns Stater Global Markets, a UK-based FCA regulated prime-of-prime brokerage, which facilitates market access across multiple instruments including spot FX, exchange traded futures and contracts for difference. For further information, please visit www.staterblockchain.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These also include statements relating to the anticipated benefits of the announced transaction between the Company and Stater; the possibility that the Company and Stater may seek to consummate a more comprehensive transaction in the future; the structure, timing and completion of any such proposed future transaction between the Company and Stater; and the anticipated benefits of any proposed future transaction between the Company and Stater. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Shamyl Malik

Long Blockchain Corp.

1-855-452-LBCC

info@longblockchain.com